Exhibit 99.1
TPG Appoints Axel André as Chief Financial Officer

SAN FRANCISCO & FORT WORTH, TX – June 22, 2026 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, today announced that Axel André has been named Partner and Chief Financial Officer of TPG, effective July 27, 2026. Mr. André will succeed Jack Weingart, who will transition fully into his position as the CEO of TPG’s Global Wealth Solutions business, a role he added to his responsibilities last year focused on leading and building out the firm’s wealth platform.

“Over the past five years, TPG has transformed into a scaled and diversified platform shaping the future of alternative investing,” said Jon Winkelried, Chief Executive Officer of TPG. “Axel brings a unique set of skills, which we view as highly complementary to our expanding set of capabilities, and the strategic vision to continue accelerating our growth strategy. He is stepping into this role with a strong foundation beneath him at a time of significant momentum for the firm, and we are pleased to welcome him to the firm.”

Mr. André brings decades of experience driving the financial strategy of both public corporations and investment management organizations. He joins TPG from Reinsurance Group of America, Incorporated (NYSE: RGA), where he served as Executive Vice President and Chief Financial Officer, and was a member of the Executive Committee. Prior to RGA, Mr. André was Chief Financial Officer of American Equity Life and Jackson National, and earlier served as Chief Financial Officer and Chief Risk Officer of the Individual and Group Retirement Services division of AIG. His career began at Goldman Sachs, where he ultimately served as Managing Director of Global Insurance Strategies for the Investment Management Division.

“In an evolving alternatives landscape, TPG stands out for its distinct approach, entrepreneurial culture, and consistent, strong performance across market cycles,” said Mr. André. “I am thrilled to join the firm at a time of transformational growth, and I look forward to partnering with teams across the business to support TPG’s continued success, execute on long-term growth goals, and deliver for all of our stakeholders.”

TPG's Global Wealth Solutions business has experienced significant momentum since inception as an important and fast-growing source of capital. Given the scale of the opportunity ahead and importance to the franchise, Mr. Weingart will dedicate his full attention to leading the next phase of growth for this business.

“Jack has been a critical part of our growth since our IPO, and his leadership has played an important role in guiding TPG through a transformative period of expansion and diversification,” added Winkelried. “Private wealth is a key strategic priority and an area of significant opportunity and momentum. Under Jack’s leadership, T-POP, our private equity evergreen business, has had a strong first year, and the broader platform continues to resonate with individuals seeking access to unique private markets opportunities and the power of our franchise. As we continue to broaden our offerings across asset classes, we view Jack as the right leader to build on all we’ve achieved to date.”

“As I deepen my focus on our Global Wealth Solutions business, I look forward to continuing to expand our offerings and bring the full strength of the TPG franchise to more individuals around the world,” said Mr. Weingart. “TPG is continuing to shape the future of alternative asset management, and the strength of our firm and offerings are clear.”

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $306 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Forward-Looking Statements

This announcement may contain forward-looking statements based on our beliefs and assumptions and on information currently available to us. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy, and plans and objectives of management for future operations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national, or global political, economic, business, competitive, market, and regulatory conditions and uncertainties, among various other risks. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 17, 2026 and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this announcement and related public filings. Any forward-looking statement made by us in this announcement speaks only as of the date on which we make it. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities or an offer of any TPG fund.

Contacts

Luke Barrett & Ethan Cherry
media@tpg.com

Gary Stein & Evanny Huang
shareholders@tpg.com